Exhibit 21

LINCOLN ELECTRIC HOLDINGS, INC.

SUBSIDIARIES OF THE REGISTRANT

The Company's subsidiaries and joint ventures are listed in the following table:

Name		Country of Incorporation
A. B. Arriendos S.A.		Chile
Alloy Steel Australia (Int) Pty Ltd.		Australia
Alloy Steel North America, LLC		United States
Claremont IC		United States
Ductil SA		Romania
Europaische Holding Intercito GmbH		Switzerland
Fori Automation de Mexico S. de R.L. de C.V.		Mexico
Fori Automation Holding Co., Limited		Hong Kong
Fori Automation India Private Limited		India
Fori Automation, LLC		United States
Fori Automation Real Estate S. de R.L. de C.V.		Mexico
Fori Automation Services S. de R.L. de C.V. en liquidación		Mexico
Fori Automation S.L.		Spain
Fori Bernd (Beijing) Automation Equipment Co., Limited		China
Fori Korea Ltd.		South Korea
Goodall Battery, LLC		United States
Harris Calorific International Sp. z o.o.		Poland
Inrotech A/S		Denmark
J.W. Harris Co., Inc.		United States
Kaynak Teknigi Sanayi ve Ticaret A.S.		Turkey
KG Aus Top Co Pty Ltd		Australia
LE Torreon BCS, S. de R.L. de C.V.		Mexico
Lincoln Canada Holdings ULC		Canada
Lincoln Electric Automation, Inc.		United States
Lincoln Electric Bester Sp. z o.o.		Poland
Lincoln Electric Brokerage Pty Ltd		Australia
Lincoln Electric Company (India) Private Limited		India
Lincoln Electric Company of Canada GP 2 Limited		Canada
Lincoln Electric Company of Canada LP		Canada
Lincoln Electric Deutschland GMBH		Germany
Lincoln Electric do Brasil Indústria e Comércio Ltda.		Brazil
Lincoln Electric Dutch Holdings B.V.		The Netherlands
Lincoln Electric Europe B.V.		The Netherlands
Lincoln Electric Finance ULC		Canada
Lincoln Electric France S.A.S.		France
Lincoln Electric GmbH		Germany
Lincoln Electric Government, Aerospace and Defense Solutions, LLC		United States
Lincoln Electric Iberia, S.L.		Spain
Lincoln Electric India Holdings, Inc.		United States
Lincoln Electric International Holding Company		United States
Lincoln Electric Italia S.r.l.		Italy

Name	Country of Incorporation
Lincoln Electric Japan K.K.	Japan
Lincoln Electric Malaysia SDN BHD	Malaysia
Lincoln Electric Management (Shanghai) Co., Ltd.	China
Lincoln Electric Manufactura, S.A. de C.V.	Mexico
Lincoln Electric Maquinas, S. de R.L. de C.V.	Mexico
Lincoln Electric Mexicana, S.A. de C.V.	Mexico
Lincoln Electric Middle East FZE	United Arab Emirates
Lincoln Electric North America, Inc.	United States
Lincoln Electric Netherlands Holdings B.V.	The Netherlands
Lincoln Electric Portugal, S.A.	Portugal
Lincoln Electric S.A.	Argentina
Lincoln Electric (Tangshan) Welding Materials Co., Ltd.	China
Lincoln Electric (Thailand) Ltd.	Thailand
Lincoln Electric (U.K.) Ltd.	United Kingdom
Lincoln Global, Inc.	United States
Lincoln Maquila Principal LLC	United States
Lincoln Maquinas Holdings LLC	United States
Lincoln Mexico Holdings LLC	United States
Lincoln Nanjing Holdings LLC	United States
Lincoln Singapore Holdings LLC	United States
Lincoln Soldaduras de Colombia Ltda.	Colombia
Oerlikon Kaynak Elektrodlari Ve Sanayi Anonim Sirketi	Turkey
PT Lincoln Electric Indonesia	Indonesia
PT Lincoln Indoweld	Indonesia
RedViking Group, LLC	United States
Specialised Welding Products Pty. Ltd.	Australia
Superior Controls, LLC	United States
Tenwell Development Pte. Ltd.	Singapore
The Lincoln Electric Company	United States
The Lincoln Electric Company (Asia Pacific) Pte. Ltd.	Singapore
The Lincoln Electric Company (Australia) Proprietary Limited	Australia
The Lincoln Electric Company (New Zealand) Limited	New Zealand
The Lincoln Electric Company of South Africa (Pty) Ltd.	South Africa
The Nanjing Lincoln Electric Co., Ltd.	China
The Shanghai Lincoln Electric Co., Ltd.	China
Vanair Manufacturing, LLC	United States
Welding, Cutting, Tools & Accessories, LLC	United States
WRE III, LLC	United States
WRE IV, LLC	United States
Zeman Bauelemente Produktionsgesellschaft mbH	Austria